Sub-Item 77Q3

                              ARTICLES OF AMENDMENT


                         LCM Internet Growth Fund, Inc.
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a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     The charter of the corporation is hereby amended as follows:

The name of the corporation is Internet Growth Fund, Inc. This amendment shall be effective July 12, 2002.
















     This amendment of the charter of the corporation has been approved per
Section 2-607(a)(2)(ii) of the Corporations and Associations Article by

a majority of the entire board of directors.
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     We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.




/s/ Monica Pelaez                           /s/ Thomas B. Winmill
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Monica Pelaez, Secretary                            Thomas B. Winmill, President

Internet Growth Fund, Inc.
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11 Hanover Square, 12th Floor
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New York, NY 10005
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